Exhibit 10.5
AMENDMENT TO ALL GRANT AGREEMENTS OF
RESTRICTED STOCK UNITS AND STOCK OPTIONS GRANTED UNDER
THE INTEL CORPORATION 2006 EQUITY INCENTIVE PLAN, INTEL
CORPORATION 2004 EQUITY INCENTIVE PLAN AND 1997 STOCK OPTION PLAN
AND ARE OUTSTANDING AS OF JANUARY 15, 2008
Effective January 15, 2008, the grant agreements of restricted stock units and stock options that were granted before, and are outstanding as of, January 15, 2008 are amended by the deletion of any section with the title “Leaves of Absence.”